CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Osterweis Short Duration Credit Fund and Osterweis Sustainable Credit Fund, each a series of Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
October 7, 2022